SECTION 906 CERTIFICATIONS


In connection with this report on Form N-CSR for the Registrant as furnished to the Securities Exchange Commission on the date hereof (the ``Report``), the undersigned herby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


 (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as applicable; and

  (2) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Registrant.

By:     /S/ WILLIAM F. CASEY, JR.
       William F. Casey, Jr.
       President

Date:  March 26, 2004
By:     /S/ SUSAN L. ELLIS
        Susan L. Ellis
        Treasurer

 Date:  March 26, 2004



A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities Exchange Commission or its staff upon request.